Exhibit 99.1

Terran Orbital Reports First Quarter 2022 Financial Results

BOCA RATON, Fla., May 13, 2022 – Terran Orbital Corporation (NYSE: LLAP) ("Terran Orbital" or the "Company"), a leading small satellite manufacturer primarily serving the United States aerospace and defense industry, today announced financial results and operational highlights for its first fiscal quarter ending March 31, 2022.

First Quarter 2022 Highlights

•
Generated $13.1 million of revenues, a 25% increase from first quarter of 2021
•
Signed record $162 million of new contracts during the quarter
•
Record backlog of $222 million as of March 31, 2022, up 200% since December 31, 2021
•
Awarded 42 satellites for US Space Development Agency’s (“SDA”) Tranche 1 Transport Layer
•
Increased manufacturing and office space to over 250,000 sf and headcount to more than 330
•
Built pipeline to 140 opportunities representing over $12 billion in value as of March 31, 2022
•
Completed merger with Tailwind Two Acquisition Corp. (the “Tailwind Two Merger”) and related private equity and debt transactions; began trading on NYSE: LLAP
•
Net loss of $71.4 million or ($0.85) per share
•
Adjusted EBITDA(1) loss of $14.7 million
•
Ended quarter with $76.7 million of cash

Marc Bell, Co-Founder, Chairman & CEO, said, “We had a record quarter of contract wins and grew our backlog to more than $220 million by quarter end. We are focused on delivering satellites and expanding our production capacity to satisfy our growing customer demand. Market demand signals for small satellites have been increasing rapidly in 2022 as evidenced by the growth in defense budgets. We continue to see tremendous demand for our satellite manufacturing business going into 2022 and have built our pipeline to over $12 billion of opportunities.”

Results for the First Quarter of 2022

Total revenue for the first quarter of 2022 was $13.1 million, up 25% compared to $10.5 million in the same period in the prior year. During the quarter we executed on a growing mix of missions for defense, civil, and commercial customers. In the face of supply chain pressures widely reported across the industry, we successfully delivered multiple satellites to customers. We did, however, adjust our estimate-at-completion (“EAC”) on certain firm fixed price contracts. EAC adjustments reduced revenues by approximately $3 million in the first quarter of 2022.

Cost of sales for the quarter was $16.0 million compared to $9.7 million in the same period in the prior year. The increase in cost of sales was primarily due to an increase of $4 million in direct costs incurred in satisfying customer contracts. Cost of sales included $2.1 million of non-recurring share-based compensation expense and approximately $0.7 million of contract loss reserves due to EAC adjustments.

Gross profit was $(2.8) million, compared to $0.8 million in the same period in the prior year. Excluding share-based compensation and depreciation and amortization included in cost of sales, Adjusted Gross Profit(1) was $(0.2) million, compared to $1.2 million in the same period in the prior year. EAC adjustments reduced gross profit and Adjusted Gross Profit by approximately $3.7 million, including approximately $3 million from revenue adjustments and $0.7 million of contract loss reserves.

Selling, general and administrative expenses were $30.2 million in the first quarter of 2022, compared to $6.7 million in the same period in the prior year. The increase was primarily due to $15.1 million of non-recurring share-based compensation expense as a result of the Tailwind Two Merger, increases in corporate salaries and wages and facility costs related to capacity expansions, as well as accounting, legal and other professional fees connected to the company’s efforts to become a public company.

Our net loss for the quarter was $71.4 million compared to a net loss of $77.5 million for the same period in the prior year. In addition to the items discussed above, net loss decreased as a result of a reduction in loss on extinguishment of debt due to the timing and impact from recent financing transactions, partially offset by an increase in change in fair value of warrant and derivative liabilities as a result of the Tailwind Two Merger and higher interest expense as a result of recent financing transactions.

Adjusted EBITDA was $(14.7) million, compared to $(3.6) million in the same period in the prior year. The decrease in Adjusted EBITDA was primarily due to a decrease in gross profit and increases in salaries and wages, facility expenses, and professional fees.

Backlog

The Company views growth in backlog as a key measure of its business growth. Backlog represents the estimated dollar value of executed contracts, including both funded (firm orders for which funding is authorized and appropriated) and unfunded portions of such contracts, for which work has not been performed.

As of March 31, 2022, the Company’s backlog totaled approximately $222 million, a 200% increase since December 31, 2021, driven primarily by the Company’s contract awards during the quarter including an award to build 42 satellites for the SDA Tranche 1 Transport Layer.

Balance Sheet and Liquidity

As of March 31, 2022, Terran Orbital had $76.7 million of cash on hand and approximately $204.5 million in gross debt obligations. The Company’s debt includes $28.1 million in connection with an obligation under one of the PIPE investment subscription agreements, of which $5.6 million is payable in cash with the remaining $22.5 million payable in cash or equity at the Company’s option, subject to certain requirements.

2022 Outlook

The Company’s near-term focus is on the successful execution of its existing contracts and obligations as well as winning new contracts to continue to expand our backlog. Accordingly, the Company plans to contribute significant resources to continue to expand its manufacturing capacity, vertically integrate, and continue to expand our ever-growing exceptional pool of talent. Capital expenditures for fiscal year 2022 are currently expected to be approximately $15 million to $20 million.

(1) This is a non-GAAP financial measure. Definitions of the non-GAAP financial measures used in this press release and reconciliations of such measures to their nearest GAAP equivalents are included below.

Conference Call Information

As previously announced, Terran Orbital’s first quarter 2022 conference call is scheduled for 8:30 a.m. ET today. The live webcast will be accessible on the Terran Orbital Investor Relations website at investors.terranorbital.com. The event can also be accessed by dialing 844-200-6205 within the U.S. and by dialing 929-526-1599 outside of the U.S. The passcode for both is 260413. A replay will be available until June 6, 2022, by accessing the same link as listed above.

About Terran Orbital

Terran Orbital Corporation is a leading manufacturer of small satellites primarily serving the United States aerospace and defense industry. Terran Orbital provides end-to-end satellite solutions by combining satellite design, production, launch planning, mission operations, and in-orbit support to meet the needs of the most demanding military, civil, and commercial customers. Learn more at www.terranorbital.com.

CONTACT:
pr@terranorbital.com
949-508-6404

Forward-Looking Statements

This press release contains, and the Company’s officers and representatives may from time to time make other public written and verbal announcements that contain, “forward-looking statements” for purposes of the federal securities laws. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. All statements, other than statements of present or historical facts, contained in this press release, regarding our future financial performance as well as statements regarding our business strategy, future operations, future financial position, estimated revenues and losses, projected costs, earnings outlooks, prospects, expectations, plans and objectives of management, including without limitation our 2022 outlook, are forward-looking statements. Forward-looking statements are typically identified by such words as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook, “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “will,” “should,” “would” and “could” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond our control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by the forward-looking statements contained in this press release, including, but not limited to: expectations regarding our strategies and future financial performance, including our future business plans or objectives, anticipated cost, timing and level of deployment of satellites, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, the ability to finance our operations, research and development activities and capital expenditures, reliance on government contracts and a strategic cooperation agreement with a significant customer, retention and expansion of our customer base, product and service offerings, pricing, marketing plans, operating expenses, market trends, revenues, margins, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives; the ability to implement business plans, forecasts, and other expectations, and to identify and realize additional opportunities; anticipated timing, cost and performance of our Earth Observation Solutions’ planned satellite constellation and our ability to successfully finance, deploy and commercialize its business; anticipated timing, cost, financing and development of our satellite manufacturing capabilities, including our proposed new campus of approximately 660,000 square foot satellite manufacturing facility (the “Space Florida Facility”); prospective performance and commercial opportunities and competitors; our ability to finance our operations, research and development activities and capital expenditures; our success in retaining or recruiting, or changes required in, our officers, key employees or directors; our expansion plans and opportunities; our ability to comply with domestic and foreign regulatory regimes and the timing of obtaining regulatory approvals; our ability to finance and invest in growth initiatives; our ability to deal appropriately with conflicts of interest in the ordinary course of our business; the outcome of any legal proceedings that may be instituted against us; the ability to maintain the listing of our common stock and the public warrants on the NYSE and the possibility of limited liquidity and trading of such securities; geopolitical risk and changes in applicable laws or regulations; the possibility that we may be adversely affected by other economic, business, and/or competitive factors; that we have identified material weaknesses in our internal control over financial reporting which, if not corrected, could affect the reliability of our consolidated financial statements; the possibility that the COVID-19 pandemic, or another major disease, disrupts our business; supply chain disruptions, including delays, increased costs and supplier quality control challenges; the ability to attract and retain qualified labor and professionals and our reliance on a highly skilled workforce, including technicians, engineers and other professionals; we do not expect to become profitable in the near future and may never achieve our profitability expectations, plus we expect to generate negative cash flow from operations and investments for the foreseeable future; our leverage and our ability to service cash debt payments and comply with debt maintenance covenants, including meeting minimum liquidity and operating profit covenants; limited access to equity and debt capital markets and other funding sources that will be needed to fund operations and make investments, including investments in our NextGen Earth Observation constellation and the Space Florida Facility; delays and costs associated with developing our NextGen Earth Observation constellation, Space Florida Facility and other initiatives whether due to changes in demand, lack of funding, design changes or other conditions or circumstances; litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on our resources; and the other risk factors disclosed in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our Registration Statement on Form S-1 (File No. 333-264447), which was filed with the SEC on April 22, 2022 and our Form 10-Q for the quarterly period ended March 31, 2022.

These forward-looking statements are based on management’s current expectations, plans, forecasts, assumptions and beliefs concerning future developments and their potential effects. There can be no assurance that the future developments affecting us will be those that we have anticipated and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. New risk factors and uncertainties may emerge from time to time and it is not possible to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. You should read this press release with the understanding that our actual future results may be materially different from the expectations disclosed in the forward-looking statements we make. All forward-looking statements we make are qualified in their entirety by this cautionary statement. The forward-looking statements contained in this press release are made as of the date of this press release, and we do not assume any obligation to update any forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as required by law.

TERRAN ORBITAL CORPORATION

Condensed Consolidated Balance Sheets (Unaudited)

(In thousands)

	March 31, 2022	December 31, 2021
Assets:
Cash and cash equivalents	$76,654	$27,325
Accounts receivable, net	18,626	3,723
Contract assets, net	3,609	2,757
Inventory	9,191	7,783
Prepaid expenses and other current assets	6,258	57,639
Total current assets	114,338	99,227
Property, plant and equipment, net	38,334	35,530
Other assets	17,316	639
Total assets	$169,988	$135,396
Liabilities, mezzanine equity and shareholders' deficit:
Current portion of long-term debt	$7,515	$14
Accounts payable	10,833	9,366
Contract liabilities	24,204	17,558
Reserve for anticipated losses on contracts	965	886
Accrued expenses and other current liabilities	13,082	76,136
Total current liabilities	56,599	103,960
Long-term debt	94,929	115,134
Warrant liabilities	35,616	5,631
Other liabilities	16,995	2,028
Total liabilities	204,139	226,753
Commitments and contingencies
Mezzanine equity:
Redeemable convertible preferred stock	-	8,000
Shareholders' deficit:
Preferred stock	-	-
Common stock	14	8
Additional paid-in capital	234,384	97,737
Accumulated deficit	(268,560)	(197,066)
Accumulated other comprehensive income (loss)	11	(36)
Total shareholders' deficit	(34,151)	(99,357)
Total liabilities, mezzanine equity and shareholders' deficit	$169,988	$135,396

TERRAN ORBITAL CORPORATION

Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2022	2021
Revenue	$13,120	$10,494
Cost of sales	15,953	9,734
Gross (loss) profit	(2,833)	760
Selling, general, and administrative expenses	30,217	6,673
Loss from operations	(33,050)	(5,913)
Interest expense, net	2,923	907
Loss on extinguishment of debt	23,141	70,667
Change in fair value of warrant and derivative liabilities	11,853	(34)
Other expense	403	15
Loss before income taxes	(71,370)	(77,468)
Provision for income taxes	2	28
Net loss	(71,372)	(77,496)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	47	(58)
Total comprehensive loss	$(71,325)	$(77,554)
Weighted-average shares outstanding - basic and diluted	83,643,940	71,431,259
Net loss per share - basic and diluted	$(0.85)	$(1.08)

TERRAN ORBITAL CORPORATION

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(71,372)	$(77,496)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	846	671
Non-cash interest expense	1,215	889
Share-based compensation expense	17,335	168
Provision for losses on receivables and inventory	169	444
Loss on extinguishment of debt	23,141	70,667
Change in fair value of warrant and derivative liabilities	11,853	(34)
Amortization of operating right-of-use assets	305	—
Changes in operating assets and liabilities:
Accounts receivable, net	(15,002)	(226)
Contract assets	(928)	(785)
Inventory	(1,550)	998
Prepaid expenses and other current assets	(1,384)	216
Accounts payable	2,134	2,202
Contract liabilities	6,708	728
Reserve for anticipated losses on contracts	79	(52)
Accrued expenses and other current liabilities	4,032	1,047
Accrued interest	(4,803)	-
Other, net	(2,078)	15
Net cash used in operating activities	(29,300)	(548)
Cash flows from investing activities:
Purchases of property, plant and equipment	(4,030)	(2,422)
Net cash used in investing activities	(4,030)	(2,422)
Cash flows from financing activities:
Proceeds from long-term debt	35,942	47,481
Proceeds from warrants and derivatives	42,247	2,519
Proceeds from Tailwind Two Merger	29,779	-
Proceeds from PIPE Investment	28,645	-
Proceeds from issuance of common stock	14,791	-
Repayment of long-term debt	(27,171)	(4)
Payment of issuance costs	(41,681)	(5,667)
Proceeds from exercise of stock options	135	19
Net cash provided by financing activities	82,687	44,348

Effect of exchange rate fluctuations on cash and cash equivalents	(28)	(66)

Net increase in cash and cash equivalents	49,329	41,312
Cash and cash equivalents at beginning of period	27,325	12,336
Cash and cash equivalents at end of period	$76,654	$53,648

TERRAN ORBITAL CORPORATION

Non-GAAP Measures

To provide investors with additional information in connection with our results as determined in accordance with GAAP, we disclose non-GAAP financial measures, such as Adjusted Gross Profit and Adjusted EBITDA, that have not been prepared in accordance with GAAP. These non-GAAP measures may be different from non-GAAP measures made by other companies. These measures may exclude items that are significant in understanding and assessing our financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income or other measures of financial performance or liquidity under GAAP.

TERRAN ORBITAL CORPORATION

Reconciliations of GAAP to Non-GAAP Measures (Unaudited)

(In thousands)

Adjusted Gross Profit

We believe that the presentation of Adjusted Gross Profit is appropriate to provide additional information to investors about our gross profit adjusted for certain non-cash items. Further, we believe Adjusted Gross Profit provides a meaningful measure of operating profitability because we use it for evaluating our business performance, making budgeting decisions, and comparing our performance against that of other peer companies using similar measures.

We define Adjusted Gross Profit as gross profit or loss adjusted for (i) share-based compensation expense included in cost of sales and (ii) depreciation and amortization included in cost of sales.

There are material limitations to using Adjusted Gross Profit. Adjusted Gross Profit does not take into account all items which directly affect our gross profit or loss. These limitations are best addressed by considering the economic effects of the excluded items independently and by considering Adjusted Gross Profit in conjunction with gross profit or loss as calculated in accordance with GAAP.

	Three Months Ended March 31,
	2022	2021
Gross (loss) profit	$(2,833)	$760
Share-based compensation expense	2,113	14
Depreciation and amortization	513	453
Adjusted gross (loss) profit	$(207)	$1,227

TERRAN ORBITAL CORPORATION

Reconciliations of GAAP to Non-GAAP Measures (Unaudited)

(In thousands)

Adjusted EBITDA

We believe that the presentation of Adjusted EBITDA is appropriate to provide additional information to investors about our operating profitability adjusted for certain non-cash items, non-routine items that we do not expect to continue at the same level in the future, as well as other items that are not core to our operations. Further, we believe Adjusted EBITDA provides a meaningful measure of operating profitability because we use it for evaluating our business performance, making budgeting decisions, and comparing our performance against that of other peer companies using similar measures.

We define Adjusted EBITDA as net income or loss adjusted for (i) interest, (ii) taxes, (iii) depreciation and amortization, (iv) share-based compensation expense, (v) loss on extinguishment of debt, (vi) change in fair value of warrant and derivative liabilities, and (vii) other non-recurring and/or non-cash items.

There are material limitations to using Adjusted EBITDA. Adjusted EBITDA does not take into account certain significant items, including depreciation and amortization, interest, taxes, and other adjustments which directly affect our net income or loss. These limitations are best addressed by considering the economic effects of the excluded items independently and by considering Adjusted EBITDA in conjunction with net income or loss as calculated in accordance with GAAP.

	Three Months Ended March 31,
	2022	2021
Net loss	$(71,372)	$(77,496)
Interest expense, net	2,923	907
Provisions for income taxes	2	28
Depreciation and amortization	846	671
Share-based compensation expense	17,335	168
Loss on extinguishment of debt	23,141	70,667
Change in fair value of warrant and derivative liabilities	11,853	(34)
Other, net(a)	555	1,452
Adjusted EBITDA	$(14,717)	$(3,637)

(a) - Represents other expense and other charges and items. Non-recurring legal and accounting fees related to our transition to a public company are included herein.